Exhibit 5.2

October 5, 2010

Pinnacle Foods Finance LLC

Pinnacle Foods Finance Corp.

1 Bloomfield Avenue

Mt. Lakes, New Jersey 07046

Re:	Pinnacle Foods Finance LLC and Pinnacle Foods Finance Corp.
Registration Statement on Form S-4 initially filed on October 5, 2010

Ladies and Gentlemen:

We have acted as special counsel to Kennedy Endeavors, Incorporated, a Washington corporation (the “Company”), in connection with the guarantees by the Company of the Exchange Notes (as defined below). The Company is one of several guarantors (such guarantors, including the Company, are hereinafter collectively referred to as the “Subsidiary Guarantors”) in connection with a registration statement on Form S-4 (the “Registration Statement”) filed by Pinnacle Foods Finance LLC, a Delaware limited liability company, and Pinnacle Foods Finance Corp., a Delaware corporation (together, the “Co-Issuers”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on October 5, 2010. The Co-Issuers will exchange (i) up to $300,000,000 of their 9 1/4% senior notes due 2015 (the “9 1/4% Exchange Notes”) for all of their outstanding unregistered 9 1/4% senior notes due 2015 (the “9 1/4% Old Notes”); (ii) up to $400,000,000 of their 8 1/4% senior notes due 2017 (the “8 1/4% Exchange Notes”, and together with the 9 1/4% Exchange Notes, the “Exchange Notes”) for all of their outstanding unregistered 8 1/4% senior notes due 2017 (the “8 1/4% Old Notes”, and together with the 9 1/4% Old Notes, the “Old Notes”); and (iii) the respective related guarantees of the Exchange Notes for the unregistered guarantees of the Old Notes, of the Subsidiary Guarantors, pursuant to the Indentures (as defined below), as applicable, in each case registered under the Securities Act.

We understand that (i) the 9 1/4% Exchange Notes will represent the same debt as the 9 1/4% Old Notes and the Co-Issuers will issue the 9 1/4% Exchange Notes under the same indenture, dated April 2, 2007, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and Wilmington Trust FSB, as trustee (the “Trustee), as supplemented by the supplemental indentures dated December 23, 2009 (the “9 1/4% Indenture”), used for the issuance of the 9 1/4% Old Notes; and (ii) the 8 1/4% Exchange Notes will represent the same debt as the 8 1/4% Old Notes and the Co-Issuers will issue the 8 1/4% Exchange Notes under the same indenture, dated August 17, 2010, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and the Trustee (the “8 1/4% Indenture”, and together with the 9 1/4 % Indenture, the “Indentures”), used for the issuance of the 8 1/4% Old Notes.

Pinnacle Foods Finance LLC

Pinnacle Foods Finance Corp.

October 5, 2010

In connection with this opinion letter, we have examined originals or copies of such documents, records, certificates of public officials and certificates of officers and representatives of the Company as we have considered necessary to provide a basis for the opinions expressed herein, including the following:

1.	Executed copies of each of the Indentures (including the guarantees), as provided to us by the Company;

2.	Executed copy of the purchase agreement, dated December 9, 2009, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and Credit Suisse Securities (USA) LLC, Banc of America Securities LLC, Barclays Capital Inc., HSBC Securities (USA) Inc. and Macquarie Capital (USA) Inc. (the “2009 Initial Purchasers”), as provided to us by the Company (the “2009 Purchase Agreement”);

3.	Executed copy of the Joinder Agreement to the 2009 Purchase Agreement, dated December 23, 2009, as provided to us by the Company;

4.	Executed copy of the purchase agreement, dated August 10, 2010, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and Barclays Capital Inc., Banc of America Securities LLC and Credit Suisse Securities (USA) LLC (the “2010 Initial Purchasers”), as provided to us by the Company (the “2010 Purchase Agreement”, and together with the 2009 Purchase Agreement, the “Purchase Agreements”);

5.	Executed copy of the registration rights agreement dated December 23, 2009, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and the 2009 Initial Purchasers, as provided to us by the Company;

6.	Executed copy of the registration rights agreement dated August 17, 2010, by and among the Co-Issuers, the Subsidiary Guarantors party thereto and the 2010 Initial Purchasers, as provided to us by the Company;

7.	Articles of Incorporation of the Company, as certified on October 1, 2010 by the Washington Secretary of State and as certified by an officer of the Company to be a true and complete copy of such Articles of Incorporation as of the date hereof;

8.	Bylaws of the Company, as certified by an officer of the Company to be a true and complete copy of such Bylaws as of the date hereof;

Pinnacle Foods Finance LLC

Pinnacle Foods Finance Corp.

October 5, 2010

9.	Certificate of Existence for the Company, issued by the Washington Secretary of State, dated October 1, 2010, as confirmed by CT Corporation System on October 5, 2010 (the “Certificate of Existence”); and

10.	Resolutions of the Board of Directors of the Company, as certified by an officer of the Company as of the date hereof.

The documents listed in items 1 through 6 above are herein collectively referred to as the “Transaction Documents”.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), (b) information provided in certificates of officers/representatives of the Company and (c) the representations and warranties of the Company in the Purchase Agreements. We have not independently verified the facts so relied on.

We have relied, without investigation, on the following assumptions:

1. Original documents reviewed by us are authentic, copies of original documents reviewed by us conform to the originals, and all signatures on executed documents are genuine.

2. When the Exchange Notes proposed to be issued pursuant to the terms of the Indenture are issued, they will conform to the description: (i) with respect to the 9 1/4% Exchange Notes, the notes issued in the Exchange Offer pursuant to, and as described in, the 9 1/4% Indenture; and (ii) with respect to the 8 1/4% Exchange Notes, the notes issued in the Exchange Offer pursuant to, and as described in, the 8 1/4% Indenture.

3. All individuals have sufficient legal capacity to perform their functions with respect to the Transaction Documents and the transactions contemplated by the Transaction Documents.

Based on the foregoing and subject to the qualifications and exclusions stated below, we express the following opinions:

1. The Company is validly existing as a corporation under the laws of the State of Washington and has the necessary corporate power and authority to guarantee (i) the 9 1/4% Exchange Notes pursuant to the terms of the 9 1/4% Indenture; and (ii) the 8 1/4% Exchange Notes pursuant to the terms of the 8 1/4% Indenture.

2. The Company’s guarantee of (i) the 9 1/4% Exchange Notes pursuant to the terms of the 9 1/4% Indenture; and (ii) the 8 1/4% Exchange Notes pursuant to the terms of the 8 1/4% Indenture, have been duly authorized by all necessary corporate action, and the Indentures have been validly authorized, executed and delivered by the Company.

Pinnacle Foods Finance LLC

Pinnacle Foods Finance Corp.

October 5, 2010

In rendering the opinion 1 above with respect to valid existence of the Company, we have relied solely upon and such opinion 1 above is as of the date of the date of the Certificate of Existence.

For purposes of expressing the opinions herein, we have examined the laws of the State of Washington and our opinions are limited to such laws.

The opinions expressed herein are limited to matters expressly stated herein, and no other opinions may be implied or inferred. We disclaim any undertaking or obligation to update these opinions for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

Simpson Thacher & Bartlett LLP may rely on the opinions expressed herein as if this opinion were addressed directly to it. You may refer to and produce a copy of this opinion letter in connection with the assertion of a defense as to which this opinion letter is relevant and necessary and in response to a court order. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm under the caption “Legal Matters” in the prospectus or any prospectus supplement which is part of the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Perkins Coie LLP
PERKINS COIE LLP